UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2019

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 Peru Dr.

McCarran, Nevada 89437

(Address of principal executive offices)

(775) 525-1936

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	AQMS	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2019, the Board of Directors (“Board”) of Aqua Metals, Inc, acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Susanne L. Meline to the Board. Ms. Meline was also appointed to the Audit Committee of the Board.

Ms. Meline co-founded Francis Capital Management, a value-based investment advisor, where she has worked since 2003. She was previously employed as an investment banker with Houlihan Lokey, a global investment bank serving corporations, institutions, and governments worldwide and also practiced law in the corporate group of Jones Day, an international law firm that provides legal advisory services across multiple disciplines and jurisdictions. Ms. Meline is a Certified Director through the UCLA Anderson School of Management, a member of the National Association of Corporate Directors and holds a CERT Certificate in CyberSecurity Oversight from the National Association of Corporate Directors and Carnegie Mellon University Software Engineering Institute. Ms. Meline received a B.A.in political science from UCLA, and a J.D. from the UC Hastings College of the Law. Ms. Meline has served on the board of directors of ClearSign Combustion Corporation (NASDAQ: CLIR) since February 2018.

In connection with Ms. Meline’s appointment to the Board, we granted Ms. Meline 9,317 Restricted Stock Units (“RSUs”) under our 2019 Stock Incentive Plan, with each RSU entitling her to receive one share of our common stock upon settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: July 8, 2019	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer